================================================================================

                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         AMERICAN SAFETY RAZOR COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         AMERICAN SAFETY RAZOR COMPANY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         AMERICAN SAFETY RAZOR COMPANY
                                  P.O. BOX 500
                         STAUNTON, VIRGINIA 24402-0500

                                                                  April 17, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of American Safety Razor Company. This meeting will be held at the Holiday Inn, I-81 and the Woodrow Wilson Parkway, Staunton, Virginia, at 10:00 a.m., local time, on May 20, 1997.

     This year you are being asked to elect three directors, each to a three-year term expiring at the 2000 Annual Meeting of Stockholders. In addition, you are being asked (i) to approve an increase in the number of shares reserved for issuance under the Company's Stock Option Plan and (ii) to ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of American Safety Razor Company. These matters are more fully described in the accompanying proxy statement. The Board of Directors recommends that you vote your shares in favor of the election of the three directors, the increase in the number of shares reserved under the Stock Option Plan and the appointment of Coopers & Lybrand L.L.P.

     Some stockholders hold their stock in "street name" which means that the shares are registered in a broker's name rather than in their own name. If your shares are held in your broker's name and you want to vote them personally, you MUST obtain a proxy issued to you by your broker. Brokers have different proxy forms; please contact your broker directly if you want to vote the shares he or she holds in a street name for you.

     Your vote is very important and we hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to mark, sign, date and return the enclosed proxy card. If you attend, you will, of course, be entitled to vote in person.

                                             Sincerely,


/s/ Thomas H. Quinn                          /s/ William C. Weathersby

Thomas H. Quinn                              William C. Weathersby
Chairman of the Board and                    President and
Chief Executive Officer                      Chief Operating Officer

                         AMERICAN SAFETY RAZOR COMPANY

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of American Safety Razor Company:

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of American Safety Razor Company, a Delaware corporation (the "Company"), will be held at the Holiday Inn, I-81 and the Woodrow Wilson Parkway, Staunton, Virginia, on May 20, 1997, at 10:00 AM, local time, for the following purposes:

     (1) To elect three members to the Board of Directors, each for a three-year term expiring at the 2000 Annual Meeting of Stockholders;

     (2) To approve an amendment to the Company's Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder by 250,000 shares;

     (3) To ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending December 31, 1997; and

     (4) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

     A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report of the Company for the fiscal year ended December 31, 1996, also accompanies this Notice.

     The Board of Directors has fixed the close of business on March 31, 1997, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                             By order of the Board of Directors,

                                             /s/ G. Robert Fisher

                                             G. ROBERT FISHER
                                             Secretary

Staunton, Virginia
April 17, 1997

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND
              RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                         AMERICAN SAFETY RAZOR COMPANY
                  P.O. BOX 500, STAUNTON, VIRGINIA 24402-0500

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of American Safety Razor Company, a Delaware corporation (the "Company"), of proxies for use at the 1997 Annual Meeting of Stockholders of the Company to be held on May 20, 1997, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about April 17, 1997.

                   VOTING SECURITIES; PROXIES; REQUIRED VOTE

VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 31, 1997, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 12,092,849 shares of common stock, par value $.01 per share (the "Common Stock") and no shares of class B common stock, par value $.01 per share (the "Class B Common Stock"). Only the holders of Common Stock are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

PROXIES

     Thomas H. Quinn and William C. Weathersby, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Quinn and Weathersby are directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

REQUIRED VOTE

     The holders of at least one-third of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereon is required to elect directors, amend the Company's Stock Option Plan and ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company's consolidated financial statements for the fiscal year ending December 31, 1997.

     The election inspectors appointed for the meeting will tabulate the votes in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     At the 1994 Annual Meeting of Stockholders, the stockholders of the Company voted to "classify" the Board of Directors into three groups, with one-third of the directors standing for election each year for an additional three year term. Three directors are to be elected at the Annual Meeting for three-year terms expiring at the 2000 Annual Meeting of Stockholders, and, in each case, until his successor is duly elected and qualified unless or until his earlier death, resignation, retirement, disqualification or removal.

     The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

     The Company anticipates that its next annual meeting of stockholders will be held in May 1998. If a stockholder desires to nominate persons for election as directors at the 1998 Annual Meeting of Stockholders, written notice of such stockholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than March 8, 1998. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth:
(i) the name and address, as it appears on the record books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company and entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information as would be required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the Annual Meeting shall, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

NOMINEES FOR ELECTION AS DIRECTORS

     Each for a Three-Year Term Expiring at the 2000 Annual Meeting of Stockholders.

                                         BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
          NAME              AGE                      AND OTHER INFORMATION
----------------------------------------------------------------------------------------------
Thomas H. Quinn..........    49   Mr. Quinn became Chairman of the Board of Directors of the
                                  Company in April 1989 in connection with the acquisitions by the Company of its predecessor and Ardell Industries, Inc.
                                  (collectively, the "Acquisitions"). Since 1988, Mr. Quinn
                                  has been President, Chief Operating Officer and a director of Jordan Industries, Inc. and Chairman of the Board and
                                  Chief Executive Officer of Welcome Home, Inc. and a director of AmeriKing, Inc. and Motors and Gears, Inc. On January 22,
                                  1997, Welcome Home, Inc. filed a Chapter 11 petition in the
                                  United States Bankruptcy Court for the Southern District of
                                  New York.

John W. Jordan II........    48   Mr. Jordan became a member of the Board of Directors in
                                  April 1989 in connection with the Acquisitions. Mr. Jordan is the managing partner of The Jordan Company, which he
                                  founded in February 1982. Mr. Jordan is also a director of
                                  Jordan Industries, Inc., AmeriKing, Inc., Carmike Cinemas,
                                  Inc., Motors and Gears, Inc., Welcome Home, Inc. and Apparel
                                  Ventures, Inc.

D. Patrick Curran........    48   Mr. Curran became a member of the Board of Directors on June
                                  15, 1993 in connection with the Company's initial public
                                  offering of the Common Stock (the "Initial Public
                                  Offering"). Mr. Curran is President and Chairman of Curran
                                  Companies, a manufacturer and supplier of specialty
                                  chemicals, which he has been associated with since 1968. He has also served as Chairman of Cook Composites and Polymers,
                                  Inc. since 1990. Mr. Curran also serves on the Board of
                                  Directors of Applebee's International, Inc., Sealright Co.,
                                  Inc. and UNITOG Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

DIRECTORS CONTINUING IN OFFICE

Terms Expiring at the 1998 Annual Meeting of Stockholders.

David W. Zalaznick.......    43   Mr. Zalaznick became a member of the Board of Directors in
                                  April 1989 in connection with the Acquisitions. Since 1982,
                                  Mr. Zalaznick has been a partner of The Jordan Company. Mr.
                                  Zalaznick is also a director of Jordan Industries, Inc.,
                                  AmeriKing, Inc., Carmike Cinemas, Inc., Marisa Christina,
                                  Inc., Motors and Gears, Inc. and Apparel Ventures, Inc.

John R. Lowden...........    40   Mr. Lowden became a member of the Board of Directors in
                                  April 1989 in connection with the Acquisitions. Mr. Lowden has been a partner of The Jordan Company since March 1985
                                  and is also an officer and a director of Apparel Ventures,
                                  Inc.

Paul D. Rhines...........    53   Mr. Rhines became a member of the Board of Directors in
                                  April 1989 in connection with the Acquisitions. Since 1980,
                                  Mr. Rhines has been a founding general partner of R.W.
                                  Allsop & Associates L.P. and R.W. Allsop & Associates II,
                                  Limited Partnership and is also a founding general partner of the general partner of the Allsop Venture Partners III,
                                  L.P. all of which are engaged in financing growth-oriented private companies and acquisitions.

Terms Expiring at the 1999 Annual Meeting of Stockholders

William C. Weathersby....    55   Mr. Weathersby joined the Company in January 1990, and has served as President and a director since that time. Prior to joining the Company, Mr. Weathersby held senior executive
                                  positions with Revlon Health Care and Squibb Corporation.
                                  From 1985 through 1989, Mr. Weathersby was Group President,
                                  Squibb Corporation, and a member of its Executive Committee.

William C. Ballard.......    56   Mr. Ballard became a member of the Board of Directors on
                                  June 15, 1993 in connection with the Initial Public
                                  Offering. Mr. Ballard has been of counsel to the law firm of
                                  Greenebaum, Doll & McDonald in Louisville, Kentucky since
                                  May 1992. From 1970 to April 1992, Mr. Ballard held various positions with Humana Inc., an investor-owned hospital
                                  company, including most recently as its Executive Vice
                                  President and as a member of its Board of Directors. Mr.
                                  Ballard is a director of LG&E Energy Corp., Mid-America
                                  Bancorp, Vencor, Inc. and United Healthcare Corp.

Jonathan F. Boucher......    40   Mr. Boucher became a member of the Board of Directors and
                                  the Company's Vice President in April 1989 in connection
                                  with the Acquisitions. Since June 1983, Mr. Boucher has been a partner of The Jordan Company. Mr. Boucher is a director of Jordan Industries, Inc. and Motors and Gears, Inc.

     Prior to the 1989 Annual Meeting of Stockholders, Messrs. Quinn, Boucher, Jordan, Zalaznick, Lowden and Rhines were nominated and appointed to serve on the Board of Directors pursuant to the terms of a stockholders agreement, dated April 14, 1989 (the "Stockholders Agreement"). Simultaneously with the consummation of the Initial Public Offering, the Stockholders Agreement was amended and certain sections of the Stockholders Agreement were terminated, including those provisions providing for the nomination and appointment of members to the Board of Directors. The Stockholders Agreement, as amended, provides certain stockholders of the Company with demand and incidental registration rights.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     In 1996, there were five meetings of the Board of Directors (including regularly scheduled and special meetings), none of which were conducted by teleconference. In addition, the Board of Directors took action by unanimous written consent on one occasion in 1996. Each of Messrs. Jordan, Lowden, Rhines and Zalaznick attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he served in 1996.

     The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board of Directors does not have a Nominating Committee.

  Audit Committee

     The Audit Committee (i) recommends to the Board of Directors the appointment of a firm of independent public accountants to audit the Company's financial statements, (ii) reviews and approves the scope, purpose and type of audit services to be performed by the independent public accountants and (iii) meets with the Company's internal auditor to review audit plans and other matters related to the Company's internal control systems. The Audit Committee is composed of Messrs. Ballard, Boucher and Curran. The Audit Committee held two meetings in 1996.

  Compensation Committee

     The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers and to advise the Board of Directors on other compensation and benefit matters. The Compensation Committee is composed of Messrs. Boucher, Quinn and Rhines. The Compensation Committee held two meetings, one of which was conducted by teleconference, in 1996.

  Executive Committee

     Except as expressly limited by applicable law or the Company's Amended and Restated Certificate of Incorporation, the Executive Committee exercises all the powers and authorities of the Board of Directors in the management of the business and affairs of the Company between meetings of the full Board of Directors. The Executive Committee is composed of Messrs. Boucher, Quinn and Weathersby. The Executive Committee took action by unanimous written consent on four occasions in 1996.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $15,000 per year for serving as a director. In addition, the Company reimburses directors for their travel and other expenses incurred in connection with attending meetings of the Board of Directors. Each Independent Director of the Company (as defined in the Company's Stock Option Plan) is also entitled to receive an option to purchase 10,000 shares of Common

Stock upon his or her appointment to the Board of Directors, subject to the terms and conditions contained in the Company's Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Boucher, Quinn and Rhines are the members of the Compensation Committee of the Board of Directors. As such, during 1996, certain of the Company's executive officers served and currently serve as directors and members of a compensation committee of another entity, one of whose executive officers served and currently serves as a director and member of the Compensation Committee of the Company. See "--Certain Transactions."

CERTAIN TRANSACTIONS

     The Jordan Company. On July 12, 1995, the Company and TJC Management Corporation, an affiliate of The Jordan Company, entered into an advisory agreement (the "Advisory Agreement"). The Advisory Agreement provides for the payment by the Company to TJC Management Corporation of (a) up to 2% of the aggregate consideration paid by the Company and/or its subsidiaries in connection with acquisitions or paid to the Company in connection with a sale of the Company and/or its subsidiaries and (b) up to 1% of the amount obtained pursuant to any debt, equity or other refinancing. In accordance with Company policy, the Advisory Agreement was (i) approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (ii) deemed by the Board of Directors to be subject to terms and conditions no less favorable to the Company than could be obtained from unaffiliated third parties.

     Pursuant to the terms of the Advisory Agreement, on June 24, 1996, the Company paid to TJC Management Corporation $315,000 as compensation for providing investment banking and other consulting services rendered in connection with the acquisition by a subsidiary of the Company of A.I. Blades, Inc. and Bond-America Israel Blades, Ltd. Messrs. Jordan, Zalaznick, Boucher and Lowden are directors of the Company and partners of The Jordan Company.

     During the fiscal year 1996, the Company paid to The Jordan Company an aggregate of $60,000 as compensation for Messrs. Jordan, Zalaznick, Boucher and Lowden serving as members of the Board of Directors. See "--Director Compensation."

     Indemnification Agreements. The Company is party to indemnification agreements with each of the members of the Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each director from liabilities incurred as a result of such director's status as a director of the Company, subject to certain limitations.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date (except as otherwise noted) certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owned Common Stock, (ii) each executive officer of the Company named in the table below under "Compensation of Executive Officers--Summary Compensation Table" who beneficially owned Common Stock, (iii) all directors and executive officers of the Company as a group and (iv) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock. The

Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                 COMMON STOCK
                                                                 BENEFICIALLY    PERCENTAGE
                                NAME                               OWNED(1)     OWNERSHIP(1)
     ----------------------------------------------------------  ------------   ------------
     DIRECTORS AND EXECUTIVE OFFICERS:
     David W. Zalaznick(2).....................................      353,140         2.9%
     Jonathan F. Boucher(3)....................................      340,639         2.8
     John W. Jordan II(4)......................................      332,140         2.7
     John R. Lowden(5).........................................      183,860         1.5
     William C. Weathersby(6)..................................      179,000         1.5
     Thomas H. Quinn(7)........................................      168,200         1.4
     Thomas G. Kasvin(8).......................................       52,600           *
     William C. Ballard(9).....................................       17,000           *
     D. Patrick Curran(10).....................................       11,000           *
     Paul D. Rhines............................................       10,343           *
     Michael Piron(11).........................................       10,000           *
     All directors and executive officers as a group (18
       persons)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)................    1,739,822        14.3%
     OTHER PRINCIPAL STOCKHOLDERS:
     Southeastern Asset Management, Inc.(12)...................    1,548,700        12.8%
     FMR Corp.(13).............................................      794,900         6.6

---------------

* Indicates beneficial ownership of less than 1% of shares of Common Stock.

 (1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

     The outstanding shares of Common Stock and Class B Common Stock were aggregated for the purpose of calculating the percentage owned by each person. As of the Record Date, the Company had 12,092,849 shares of Common Stock and no shares of Class B Common Stock outstanding.

 (2) Includes 7,000 shares of Common Stock held by Amy Y. Zalaznick 1995 Irrevocable Trust, 7,000 shares of Common Stock held by Jeffrey C. Zalaznick 1995 Irrevocable Trust and 7,000 shares of Common Stock held by Samantha M. Zalaznick 1995 Irrevocable Trust, for each of which Mr. Zalaznick's wife is trustee and for each of which Mr. Zalaznick disclaims beneficial ownership. Mr. Zalaznick is a partner of The Jordan Company, an entity with which Messrs. Boucher, Jordan, Quinn and Lowden are also affiliated. Mr. Zalaznick's address is c/o The Jordan Company, 9 West 57th Street, New York, New York 10019.

 (3) Includes 2,000 shares of Common Stock held by Thomas C. Boucher, 2,000 shares of Common Stock held by Peter C. Boucher, 2,000 shares of Common Stock held by Hayden W. Boucher, each under the Uniform Gifts to Minors Act and for each of which Mr. Boucher disclaims beneficial ownership, and 2,500 shares of Common Stock held by the Jonathan F. Boucher Profit Sharing Plan, of which

     Mr. Boucher is trustee. Mr. Boucher is a partner of The Jordan Company, an entity with which Messrs. Jordan, Zalaznick, Quinn and Lowden are also affiliated.

 (4) Includes 332,140 shares of Common Stock held by John W. Jordan II Revocable Trust, of which Mr. Jordan is trustee. Mr. Jordan is a partner of The Jordan Company, an entity with which Messrs. Boucher, Quinn, Zalaznick and Lowden are also affiliated. Mr. Jordan's address is c/o The Jordan Company, 9 West 57th Street, New York, New York 10019.

 (5) Includes 2,500 shares of Common Stock held by the Trust F/B/O John R. Lowden, of which Mr. Lowden is co-trustee. Mr. Lowden is a partner of The Jordan Company, an entity with which Messrs. Boucher, Jordan, Quinn and Zalaznick are also affiliated.

 (6) Includes 7,632 shares of Common Stock held by the William C. Weathersby Irrevocable Trust F/B/O Marcus D. Weathersby, 7,632 shares of Common Stock held by the William C. Weathersby Irrevocable Trust F/B/O William C. Weathersby, Jr., and immediately exercisable options to purchase 10,000 shares of Common Stock.

 (7) Mr. Quinn is President and Chief Operating Officer of Jordan Industries, Inc., a company affiliated with The Jordan Company, an entity with which Messrs. Boucher, Jordan, Zalaznick and Lowden are also affiliated.

 (8) Includes 800 shares of Common Stock owned by Mr. Kasvin' s wife, which shares Mr. Kasvin is deemed to beneficially own, and immediately exercisable options to purchase 15,000 shares of Common Stock.

 (9) Includes 4,000 shares of Common Stock held by the Charitable Remainder Trust F/B/O Julie W. Ballard, 2,000 shares of Common Stock held by the Charitable Remainder Trust F/B/O of Elizabeth Ballard Lebhor and 2,000 shares of Common Stock held by the Charitable Remainder Trust F/B/O William
     C. Ballard, III, for each of which Mr. Ballard is trustee, and immediately exercisable options to purchase 6,000 shares of Common Stock.

(10) Includes immediately exercisable options to purchase 6,000 shares of Common Stock.

(11) Includes immediately exercisable options to purchase 10,000 shares of Common Stock.

(12) As of December 31, 1996, Southeastern Asset Management, Inc. ("Southeastern"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, beneficially owned 1,548,700 shares of Common Stock. Such shares are held for the account of Southeastern's various investment advisory clients. Southeastern (i) has sole voting power with respect to 588,700 shares of Common Stock, (ii) shares voting power with respect to 850,000 shares of Common Stock with Longleaf Partners Small-Cap Fund ("Longleaf"), an open-end management investment company registered under Section 8 of the Investment Company Act of 1940 as to which Southeastern serves as advisor; (iii) has no voting power with respect to 110,000 shares of Common Stock held in various discretionary accounts; (iv) has sole dispositive power with respect to 698,700 shares of Common Stock held in various discretionary accounts; and (v) shares dispositive power with Longleaf with respect to 850,000 shares of Common Stock. The address of Southeastern and Longleaf is 6075 Popular Avenue, Suite 900, Memphis, Tennessee 38119.

(13) As of December 31, 1996, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. ("FMR"), beneficially owned 794,900 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR, through its control of Fidelity, has sole dispositive power with respect to 794,900 shares of Common Stock and no voting power with respect to 794,900 shares of Common Stock. Such voting power resides with the Boards of Trustees of the funds. FMR carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Included in the 794,900 shares are 773,900 shares of Common Stock which are beneficially owned by Fidelity Low-Priced Stock Fund ("Stock Fund"). The address of Fidelity, FMR and Stock Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth a summary of certain information regarding compensation paid or accrued by the Company for services rendered to the Company for the fiscal year ended December 31, 1996, and the two prior fiscal years, paid or awarded to those persons who were, at December 31, 1996: (i) the Company's chief executive officer and (ii) the Company's four most highly compensated executive officers other than the chief executive officer whose total annual salary and bonus exceeded $100,000 during such period (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                              ANNUAL COMPENSATION             -------------
                                                    ---------------------------------------    SECURITIES
                                                                             OTHER ANNUAL      UNDERLYING
      NAME AND PRINCIPAL POSITION         YEAR      SALARY(1)    BONUS(2)   COMPENSATION(3)      OPTIONS
--------------------------------------- ---------   ---------    --------   ---------------   -------------
Thomas H. Quinn........................   1996      $125,000           0               0               0
  Chairman and Chief                      1995       125,000           0               0               0
  Executive Officer                       1994       125,000           0               0               0
William C. Weathersby..................   1996       288,333     245,000               0          20,000
  President, Chief Operating              1995       270,000     150,000               0               0
  Officer and Director                    1994       256,667     150,000               0          25,000
Thomas G. Kasvin.......................   1996       159,333     110,169               0          20,000
  Senior Vice President--Chief            1995       146,102      89,458               0               0
  Financial Officer                       1994       133,333      77,018               0          15,000
Michael J. Piron.......................   1996       161,152      84,294          10,034(4)       15,000
  Vice President--Technical and           1995       155,300      50,945          18,564(4)            0
  Logistics Operations                    1994       131,564      41,706         156,307(4)       25,000
James V. Heim..........................   1996       113,750     117,000          19,358(5)       20,000
  Senior Vice President--                 1995             0           0               0               0
  Consumer and Personal Products          1994             0           0               0               0


---------------

(1) Includes amounts deferred under the Company's 401(k) plan.

(2) The Company provides bonus compensation based on an individual's achievement of certain specified objectives, with additional rewards if certain operating objectives, including, among others, earnings per share, are met. Employees are eligible to receive from 10% to 100% of their annual compensation as a bonus under this program. The bonus plan is administered by the Company's Compensation Committee.

(3) Except as indicated, no executive named in the table received any other annual compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of annual salary and loans reported for him in the two preceding columns for the periods covered by this table.

(4) Represents the amount paid by the Company to Mr. Piron for certain relocation expenses incurred in connection with the commencement of his employment with the Company.

(5) Represents the amount paid by the Company to Mr. Heim for certain relocation expenses incurred in connection with the commencement of his employment with the Company


     The following table shows stock options exercised by each of the Named Executive Officers during the fiscal year ended December 31, 1996, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end, and the values for unexercised options based on the year-end price of the Common Stock. Except as listed in the table, no other Named Executive Officer exercised any Company Stock options or beneficially owned unexercised Company stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                                          VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS AT
                               SHARES                  OPTIONS AT DECEMBER 31, 1996       DECEMBER 31, 1996(1)
                             ACQUIRED ON     VALUE     ----------------------------    --------------------------
          NAME                EXERCISE      REALIZED   EXERCISABLE     UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-------------------------    -----------    -------    ------------    ------------    -----------    -----------
William C. Weathersby....        --           --          10,000          35,000         $53,750       $140,625
Thomas G. Kasvin.........        --           --          15,000          35,000          80,625        140,625
Michael J. Piron.........        --           --          10,000          30,000          53,750        125,625
James V. Heim............        --           --            0             20,000            0            60,000

---------------

(1) Based on the difference between the closing market price on December 31, 1996, for the Common Stock, which was $14 per share, and the option exercise price.


EMPLOYMENT AGREEMENTS

     On March 3, 1995, Sterile Products Holdings, Inc., a wholly-owned subsidiary of the Company ("Holdings") and Sterile Products Corporation, d.b.a. Absorbent Cotton Company, Inc., a wholly-owned subsidiary of Holdings ("ACCO"), entered into an employment agreement with Mr. C.C. Van Noy (the "Van Noy Employment Agreement"). Pursuant to the terms of the Van Noy Employment Agreement, Mr. Van Noy served as the President of ACCO for two years and agreed not to compete with Holdings or ACCO or disclose any confidential information during the period in which the Annual Retirement Payments (as hereinafter defined) are being paid to him. In exchange for his services and agreements not to compete or disclose certain information, Mr. Van Noy, who has retired and no longer performs services for the company, is entitled to receive an annual payment of $75,000 (the "Annual Retirement Payments") for a ten year period. The Van Noy Employment Agreement provides that the Annual Retirement Payments shall be made to the beneficiary of Mr. Van Noy upon his death, subject to certain adjustments.

  Board of Directors Compensation Committee Report on Executive Compensation

COMPENSATION PHILOSOPHY

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the salaries and the annual bonus and long-term incentive plans that govern the compensation paid to all officers of the Company. This report is provided by the Compensation Committee to assist stockholders in understanding the Compensation Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other senior executives. The Compensation Committee has devoted considerable attention to developing the Company's compensation philosophy which embodies four primary objectives:

          1. to provide incentives based on value delivered to the Company's stockholders and customers;

          2. to clearly connect individual executive pay action with performance;

          3. to maintain a system of rewards that is competitive with industry standards; and

          4. to attract, motivate and retain executives of the highest quality.

     The Company's compensation programs reflect the Compensation Committee's commitment to the mission, values and performance of the Company. Continuous review and refinement of the Company's compensation practices in response to the changing business environment will serve to reinforce this commitment.

     The most important performance yardstick in the Company's compensation program is the Company's ability to deliver long-term value to stockholders through appreciation in share price, cash flow and earnings. On an ongoing basis, the Compensation Committee will test and refine the compensation program to ensure a high correlation between the level of compensation and these measures. Achieving desirable stockholder returns over a sustained period of time requires management's attention to a number of financial, operational and strategic elements which enables the Company to focus on the on-going requirements of the customer. The Company's compensation program, therefore, focuses executives on actions that directly impact stockholder return in the long-term and serve the needs of the Company's customers.

     The Compensation Committee uses multiple sources of information to evaluate and establish appropriate compensation practices. The Compensation Committee relies on data from benchmark companies within industry to assess the Company's relative performance and compensation levels. Benchmark companies are selected by meeting multiple criteria including product lines, markets served, revenue size, revenue source and comparable operations. Consistent with the Compensation Committee's objectives, the Compensation Committee will position its executive compensation targets competitively with the benchmark companies. Annual executive compensation will be below, at or above the competitive target depending on individual and Company performance.

     The Company's executive compensation program has three components -- base salary, annual incentives and long-term incentives. Base salary and annual incentives are primarily designed to reward current performance. Long-term incentives are primarily designed to provide strong incentives for long-term future performance.

     The Compensation Committee strongly believes that incentive compensation should only be rewarded with commensurate performance. The Compensation Committee has approved compensation plans which include high minimum levels of performance to ensure that incentives are paid only when truly earned.

DESCRIPTION OF COMPENSATION PROGRAMS

     The following briefly describes the role of each element of compensation:

  Base Salary

     Base salary are at levels sufficient to attract and retain qualified executives. To accomplish these goals, the Compensation Committee has generally targeted base salaries within a competitive range of average base salaries for similar positions in benchmark companies within industry. Aggregate base salary increases are intended to parallel increases in the pay levels of industry as a whole. Individual executive salary increases will strongly reflect the individual's level of performance and, to a lesser extent, trends within the industry.

  Annual Incentive

     The Company's executive annual incentive plan serves to recognize and reward executives for taking actions that build the value of the Company, generate competitive total returns to stockholders, and provide value-added services to the Company's customers. The formula for annual incentive awards is based on an individual's achievement of certain specified objectives, with additional rewards if certain operating objectives, including, among others, earnings per share, are met. Employees are eligible to receive from 10% to 100% of their annual compensation as an incentive under this program. The annual incentive for the President of the Company is based on the above factors and the discretion of the Compensation Committee.

  Long-Term Incentives

     The Company's current method of providing long-term incentive compensation opportunities to its employees is through the use of stock options. The Company's Stock Option Plan allows for the awarding of incentive stock options, non-qualified stock options and SARs. The purposes of the Company's Stock Option Plan are to encourage ownership of Common Stock by officers and other key employees of the Company and its subsidiaries, to attract and retain highly qualified personnel for positions of substantial responsibility and to provide additional incentive to promote the success of the Company's business. The incentive provided executives under the Stock Option Plan is directly related to increases in the value of the Company to all stockholders, as measured by the trading price of the Common Stock. During the fiscal year ended December 31, 1996, 151,500 stock options (net of forfeitures of 2,500 stock options) were granted to employees of the Company.

COMPENSATION ADMINISTRATION

     The Compensation Committee follows an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on a rigorous annual performance evaluation process.

DISCUSSION OF CEO COMPENSATION

     Mr. Quinn's annual compensation for 1996 remained unchanged from the prior year. Mr. Quinn is the Chief Operating Officer of Jordan Industries, Inc., an affiliate of the Company. The amount of compensation paid to Mr. Quinn during 1996 was based in part on his responsibilities for and contribution to the Company's over-all performance. Mr. Quinn is in contact on a frequent basis with Company personnel regarding, among other things, marketing strategy, results of operations, acquisition strategy and financial matters.

COMPENSATION DEDUCTIBLE UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

     On August 10, 1993, the Revenue Reconciliation Act of 1993 was enacted which amended the Internal Revenue Code of 1986, as amended (the "Code"), by adding Section 162(m), which eliminates the deductibility of most cash and noncash compensation over $1 million paid to certain "covered employees" (which generally is defined as a corporation's chief executive officer and the four other highest compensated employees). Contributions to qualified plans, items excluded from the employee's gross income, compensation paid pursuant to a binding agreement entered into on or before February 17, 1993, commission-based compensation, and certain "performance-based" compensation are types of remuneration that are not affected by the deduction limitation. Based on Treasury regulations issued in December 1995, grants of stock options under the Stock Option Plan are not considered as compensation subject to the Section 162(m) limitation.

     During the fiscal year ended December 31, 1996, none of the Named Executive Officers received total compensation in excess of $1 million. However, it is possible that in some future year some portion of the compensation paid to the Company's chief executive officer and its four other highest compensated employees will not be tax deductible under Section 162(m). When the compensation of any of the Company's affected executives becomes closer to the $1 million deduction limitation, the Compensation Committee plans to consider the requirements of
Section 162(m) and decide what actions, if any, will be taken when setting the compensation levels for these executives.

REPORT ON REPRICING OF OPTIONS

     On February 22, 1996, the Compensation Committee, consisting entirely of non-employee directors, amended the exercise price of all stock options previously issued (the "Repriced Options") under the Stock Option Plan. All Repriced Options were originally authorized on various dates from June 23, 1993, to December 20, 1994, at exercise prices ranging from $11.63 to $13.50 per share, and were subsequently canceled, repriced and reissued on February 22, 1996, at an exercise price of $8.63, with 40% exercisable at the end of the second year from the date of the original grant and an additional 20% becoming exercisable at the end of each year thereafter. With respect to Messrs. Ballard and Curran, 20% of the Repriced Options are exercisable at the end of the first year from the date of the original grant and an additional 20% become exercisable at the end of each year thereafter. The Compensation Committee decided to issue the Repriced Options because the change in market price of the Common Stock gave the Company's employees little incentive to exercise their options.

     The following table summarizes all repricings of stock options and stock appreciation rights held by any executive officer during the last 10 completed fiscal years:

                                                                TEN-YEAR OPTION/SAR REPRICINGS
                                   ----------------------------------------------------------------------------------------
                                                                                                               LENGTH OF
                                                                                                                ORIGINAL
                                                NUMBER OF      MARKET PRICE                                      OPTION
                                               SECURITIES      OF STOCK AT     EXERCISE PRICE                TERM REMAINING
                                               UNDERLYING        TIME OF         AT TIME OF        NEW         AT DATE OF
                                              OPTIONS/SARS     REPRICING OR     REPRICING OR     EXERCISE     REPRICING OR
                                               REPRICED OR      AMENDMENT        AMENDMENT        PRICE        AMENDMENT
              NAME                  DATE         AMENDED          ($/SH)           ($/SH)         ($/SH)        (YEARS)
---------------------------------  -------    -------------    ------------    --------------    --------    --------------
William C. Weathersby............  2/22/96          25,000        $ 8.63           $13.50         $ 8.63             8.8
  President and Chief
  Operating Officer
Thomas G. Kasvin.................  2/22/96    15,000/15,000         8.63               (1)          8.63         7.8/8.8
  Senior Vice President--Chief
  Financial Officer
H. Vincent Nelson................  2/22/96     3,000/7,500          8.63               (2)          8.63         7.8/8.8
  Vice President--
  Branded Products
John W. Paterson.................  2/22/96           5,000          8.63            11.63           8.63             7.8
  Vice President--Medical
George Pineo.....................  2/22/96          10,000          8.63            13.50           8.63             8.8
  Vice President--
  International, Shaving
Michael J. Piron.................  2/22/96    10,000/15,000         8.63               (3)          8.63         7.9/8.8
  Vice President--Technical
  and Logistics Operations
William Robbins..................  2/22/96    10,000/10,000         8.63               (4)          8.63         7.8/8.8
  Vice President--
  Private-Brands, Shaving
Gary Wade........................  2/22/96    10,000/10,000         8.63               (4)          8.63         7.8/8.8
  Vice President--Industrial

---------------

(1) Two grants of 15,000 shares of Common Stock were awarded at an exercise price of $11.63 and $13.50.

(2) Grants of 3,000 shares and 7,500 shares of Common Stock were awarded at an exercise price of $11.63 and $13.50, respectively.

(3) Grants of 10,000 shares and 15,000 shares of Common Stock were awarded at an exercise price of $12.00 and $13.50, respectively.

(4) Two grants of 10,000 shares of Common Stock were awarded at an exercise price of $11.63 and $13.50.

                                            COMPENSATION COMMITTEE,

                                            Jonathan F. Boucher
                                            Thomas H. Quinn
                                            Paul D. Rhines

     The Report of the Compensation Committee and the following performance graphs shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this proxy statement or any part thereof in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

  Performance Graph

     The following graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Nasdaq National Market and a composite peer index selected by the Company (the "New Peer Issuer Group") for the period from June 8, 1993, the date the Common Stock began trading on the Nasdaq National Market, through December 31, 1996. The companies comprising the New Peer Issuer Group are Alberto Culver Co., Gillette Co., INBRAND Corp., NutraMax Products, Inc., Paragon Trade Brands, Inc., Perrigo Company and USA Detergents. Cumulative total returns are calculated assuming that $100 was invested on June 8, 1993, in each of the Common Stock, the Nasdaq National Market and the New Peer Issuer Group, and the reinvestment of all dividends, if any.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD            AMERICAN SAFETY     NASDAQ NATIONAL     NEW PEER ISSUER
      (FISCAL YEAR COVERED)            RAZOR COMPANY          MARKET               GROUP
6/8/93                                          100.00              100.00              100.00
12/31/93                                         97.92              111.07              122.40
12/31/94                                        114.58              108.57               96.83
12/31/95                                         65.63              153.54              120.12
12/31/96                                        116.67              188.86              193.05

     In addition to charting the Company's performance against the Nasdaq National Market, the performance graph in the Company's proxy statement relating to the 1996 Annual Meeting of Stockholders compared the total return on the Common Stock to a peer issuer group comprised of Alberto Culver Co., BIC Corp., Colgate Palmolive Co., Gillette Co., Guest Supply Inc., Paragon Trade Brands, Inc., Perrigo Company and Warner Lambert Co. (the "Old Peer Issuer Group"). The New Peer Issuer Group differs from the Old Peer Issuer Group in that INBRAND Corp., NutraMax Products, Inc. and USA Detergents have been added to the group and BIC Corp., Colgate Palmolive Co., Guest Supply Inc. and Warner Lambert Co. have been excluded from the group. The Company made these changes because it believes that the companies which now comprise the New Peer Issuer Group more closely approximate the capitalization, product mix, and business activities of the Company. BIC Corp. has been excluded from the group because its stock is no longer listed on a U.S. stock exchange.

     As required by the rules and regulations of the SEC, the following graph compares the total return on the Common Stock with the cumulative total return on the Nasdaq National Market and the Old Peer Issuer Group for the period from June 8, 1993, through December 31, 1996. For the reasons stated above, the Company does not presently intend to include a comparison of the total return on the Common Stock to the Old Peer Issuer Group in future proxy statements. The 1996 cumulative total return for the Old Peer Issuer Group does not include BIC Corp. since its stock was not listed on a U.S. stock exchange at any time during 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD            AMERICAN SAFETY     NASDAQ NATIONAL     OLD PEER ISSUER
      (FISCAL YEAR COVERED)            RAZOR COMPANY          MARKET               GROUP
6/8/93                                          100.00              100.00              100.00
12/31/93                                         97.92              111.07              130.67
12/31/94                                        114.58              108.57              120.45
12/31/95                                         65.63              153.54              170.73
12/31/96                                        116.67              188.86              204.70

                                  PROPOSAL 2:

                        AMENDMENTS TO STOCK OPTION PLAN

     General. Since the Company's adoption of the Stock Option Plan on May 24, 1993, and as of the Record Date, the Company has granted 380,000 stock options to employees and directors of the Company, 367,500 of which remain outstanding. As of the Record Date, there were 132,500 shares of Common Stock available for grant under the Stock Option Plan. Accordingly, in order to continue to implement the Company's policy of providing equity incentives to its employees and directors, the Board of Directors has approved an amendment to the Stock Option Plan to reserve an additional 250,000 shares of Common Stock for issuance thereunder, thereby increasing the total number of shares available for issuance under the Stock Option Plan to 382,500.

     Purpose. Stock options and SARs are awarded under the Stock Option Plan for the purpose of increasing stockholder value, advancing the interests of the Company, strengthening the Company's ability to attract and retain the services of experienced and knowledgeable independent directors, enhancing the Company's ability to attract, retain and motivate employees, and providing such directors and employees with an opportunity to acquire an equity interest in the Company.

     Shares Subject to the Stock Option Plan. Subject to adjustment in the event of certain transactions involving the Company, up to 250,000 shares of Common Stock were reserved for issuance under the Stock Option Plan on the date of its inception and an additional 250,000 shares of Common Stock were reserved for issuance on May 24, 1995, for a total of 500,000 shares of Common Stock. As of the Record Date, there were 132,500 shares of Common Stock available for grant under the Stock Option Plan. Assuming the adoption by the Company's stockholders of this Proposal, the total number of shares available for issuance under the Stock Option Plan will be 382,500. If an award granted under the Stock Option Plan expires or is terminated without having been exercised in full, the shares of Common Stock subject to the award but not delivered are available again for awards under the Stock Option Plan.

     Who May Participate in the Stock Option Plan. Certain directors and employees of the Company are eligible to receive awards pursuant to the terms of the Stock Option Plan. Each Independent Director of the Company (as defined in the Stock Option Plan) is entitled to receive Formula Options to purchase 10,000 shares of Common Stock upon his or her appointment to the Board of Directors, subject to the terms and conditions contained in the Stock Option Plan. As of the Record Date, two directors and approximately 32 employees were eligible to receive awards. The number of options and SARs granted to directors and employees under the Stock Option Plan is determined by the Compensation Committee. The Compensation Committee recommends, subject to the approval of the disinterested members of the Board of Directors, which individuals will be granted options and SARs, the number of shares to be optioned and other terms and conditions applicable to the grants: provided, that the maximum aggregate number of shares which are available for option or underlying SAR awards for any participant per annum cannot be greater than 100,000. Because awards are granted at the discretion of the Compensation Committee, the Company is unable to determine the benefits or amounts that may be received or allocated under the Stock Option Plan to the eligible directors and employees of the Company.

     Options granted under the Stock Option Plan may be either incentive stock options as defined in Section 422 of the Code or non-qualified stock options. Incentive stock options may be granted only to employees of the Company and are subject to the limitation that the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) will not exceed $100,000. Options that do not meet this qualification will be treated as non-qualified stock options.

     Exercise of Awards; Exercise Price; Termination of Awards. Awards granted pursuant to the Stock Option Plan are evidenced by agreements in such form as the Compensation Committee may from time to time establish. Generally, each agreement states the number of shares covered thereby, the exercise price (which, in the case of incentive stock options, will not be less than the closing price of the Common Stock on the NASDAQ-NMS on the date of grant of the options), the time or times during which each award is exercisable, the expiration date of the award, the form of payment which may be used upon exercise of a stock option and whether a stock option is an incentive stock option or a non-qualified stock option. Options granted under the Stock Option Plan vest at a rate of 40% on the second anniversary of the date of grant and 20% each anniversary thereafter, such that all options are fully exercisable on the fifth anniversary of the date of grant. Formula options vest at a rate of 20% on each anniversary of the date of the grant. On the Record Date, the closing price of the Common Stock on the NASDAQ-NMS was $15.375 per share.

     An award may be exercised in whole or in part (but for the purchase of whole shares only) from time to time by written notice to the Chief Executive Officer of the Company which states the number of shares being exercised. Subject to the terms of the option agreement executed by the holder, payment of the option price may be made in cash, check or in outstanding shares of Common Stock (valued as of the date of exercise) or in a combination of such methods and must accompany the exercise notice. The exercise date of an option is the date on which the Company receives the notice from the optionee.

     Neither an optionee nor any person holding a SAR has any privileges as a stockholder of the Company with respect to any shares of Common Stock subject to an award under the Stock Option Plan until the date of issuance of a stock certificate.

     All Stock Option Plan awards expire the earlier of 10 years from the date of grant or the first to occur of the following:

          (a) the expiration of three months from the date the holder ceases to be an employee or director of, or independent consultant to, the Company;

          (b) the expiration of 12 months from the date the holder ceases to be an employee or director of, or independent consultant to, the Company if such termination is due to such holder's disability (within the meaning of Section 22(e)(3) of the Code);

          (c) the expiration of such period of time or the occurrence of such event as the Compensation Committee in its discretion may provide in the agreement executed by the holder; or

          (d) the date on which an award is transferred (other than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the optionee.

     All outstanding options and SARs become immediately exercisable if a person or persons (other than a 5% or more stockholder as of the date of the Initial Public Offering) acquires beneficial ownership of 51% or more of the Common Stock outstanding and the Board of Directors determines that for purposes of the Stock Option Plan a change in control has occurred.

     Duration of the Stock Option Plan; Amendment; Certain Transactions. The Stock Option Plan will remain in effect until all awards have either been satisfied by the issuance of Common Stock or the payment of cash, or the awards have been terminated in accordance with the terms of the Stock Option Plan or the award. The Compensation Committee may, at any time and in any manner, amend, alter, suspend, discontinue, or terminate the Stock Option Plan or any award outstanding under the Stock Option Plan; provided, however, that no such amendment, alteration, suspension, discontinuance or termination shall: (i) increase or decrease the number of shares reserved thereunder without stockholder approval; (ii) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted;
(iii) alter or impair the rights of holders with respect to awards previously made under the Stock Option Plan without the consent of the holders thereof or
(iv) make any change that would disqualify the Stock Option Plan, intended to be so qualified, from the exemption provided by Rule 16b-3 of the Exchange Act.

     If the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Compensation Committee will make such adjustments in the number and class of shares of stock with respect to which awards may be granted under the Stock Option Plan as will be equitable and appropriate in order to make such awards, as nearly as may be practicable, equivalent to such awards immediately prior to such change. A corresponding adjustment changing the number and class of shares allocated to, and the exercise price of, each award or portion thereof outstanding at the time of such change will likewise be made. In the case of incentive stock options, no adjustment will be made if such adjustment (i) would constitute a modification, extension or renewal of such incentive stock options within the meaning of Sections 422 and 425 of the Code, or (ii) would, under
Section 422 of the Code, be considered as the adoption of a new plan requiring stockholder approval.

     Administration. The Stock Option Plan is administrated by the Compensation Committee. Subject to the provisions of the Stock Option Plan, the Compensation Committee has all powers with respect to the administration of the Stock Option Plan, including without limitation, full power and authority to interpret the provisions of the Stock Option Plan and any agreement executed thereunder and to resolve all questions arising under the Stock Option Plan. The Compensation Committee is composed of two or more directors who are "disinterested persons" within the meaning of Rule 16b-3 of the Exchange Act who are also "outside directors" within the meaning of Section 162(m) of the Code. Therefore, the officers and directors of the Company are exempt from the short-swing profit restrictions of Section 16(b) of the Exchange Act for transactions involving grants under the Stock Option Plan and the Company is exempt from the Section 162(m) compensation deduction limitations imposed on certain of its executive officers. Under Rule 16b-3, a "disinterested person" is, with certain limited exceptions, a director who is not, during the one year prior to service in the Compensation Committee or during such service, granted or awarded equity securities of the Company pursuant to the Stock Option Plan or any other plan of the Company or any of its affiliates. Under Section 162(m) of the Code, an "outside director" is, with certain limited exceptions, a director who does not receive any remuneration from the Company in any capacity except as a director.

     Assignment; Death of Holder. During the lifetime of a holder, an award is exercisable only by the holder and is not assignable or transferable. If the holder dies, his or her award is thereafter exercisable (during the period specified in "Exercise of Awards; Exercise Price; Termination of Awards" above) by his or her executors or administrators to the full extent to which such award was exercisable by the holder at the time of his or her death.

     Options and SARs Granted. During the period from the inception of the Stock Option Plan to the fiscal year ended December 31, 1996, Messrs. Weathersby, Kasvin, Piron and Heim have been granted 45,000,

50,000, 40,000 and 20,000 stock options, respectively; all current executive officers, as a group, have been granted 155,000 stock options; all current directors who are not executive officers, as a group, have been granted 20,000 stock options; and all employees, including all current officers who are not executive officers, as a group, have been granted 205,000 stock options. No SARs have been awarded under the Stock Option Plan. A total of 12,500 stock options have been forfeited.

     Certain Federal Income Tax Consequences. The following summarizes the federal income tax consequences to participants who may receive awards under the Stock Option Plan. This description of tax consequences is based upon present federal tax laws and regulations.

     Non-Qualified Stock Options. The grant of a non-qualified stock option to an optionee will not itself be a taxable event, and the optionee will not be subject to any income tax consequences with respect to such option unless and until the option is exercised. Upon the exercise of a non-qualified stock option, the optionee will generally recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company generally will be entitled to a corresponding deduction. Upon a subsequent disposition of the Common Stock, the optionee will recognize a short-term or long-term capital gain or loss equal to the difference between the fair market value of the shares on the date of exercise and the fair market value at disposition, depending on the length of time the shares are held.

     Incentive Stock Options. There are no federal income tax consequences associated with the grant of an incentive stock option to an employee. However, in contrast to the exercise of a non-qualified stock option, the exercise of an incentive stock option will not cause an optionee to recognize taxable income for regular income tax purposes. If the optionee holds the shares acquired upon exercise of the incentive stock option for a minimum of two years from the date of the grant of the incentive stock option and for at least one year after exercise, any gain realized by the optionee on the subsequent sale of such shares will be treated as long-term capital gain. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the shares are sold or otherwise disposed of prior to the expiration of such periods, then the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the amount paid for such shares, and the Company generally will be entitled to a corresponding deduction. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

     The excess of the fair market value on the date of exercise of an incentive stock option over the exercise price is an adjustment which increases alternative minimum taxable income, the base upon which alternative minimum tax is computed. In determining the amount of gain or loss recognized on the later disposition of stock acquired pursuant to the exercise of an incentive stock option, the tax basis of the stock for alternative minimum tax purposes (but not regular tax purposes) is increased by the excess of the fair market value of the stock over the option price at the time of exercise.

     Stock Appreciation Rights. An employee will not realize taxable income at the time of the grant of a SAR. Upon exercise, however, the employee will generally realize ordinary income in the amount that the fair market value of the Common Stock on the date of exercise exceeds its fair market value on the date of grant. The Company generally will be entitled to a corresponding deduction in the year of exercise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDING THE COMPANY'S STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES.

                                  PROPOSAL 3:

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as the independent public accountants of the Company for the fiscal year ending December 31, 1997. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

     If stockholders do not ratify the appointment of Coopers & Lybrand L.L.P., other certified public accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                 OTHER MATTERS

PROXY SOLICITATION EXPENSE

     The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors and appointment of accountants in the absence of a contest. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS

     Proposals of stockholders must be received in writing by the Secretary of the Company no later than 120 days in advance of the first anniversary of the date of the mailing of this proxy statement, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders.

     The Company anticipates that its next annual meeting of stockholders will be held in May 1998. If a stockholder desires to submit a proposal for consideration at the 1998 Annual Meeting of Stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than March 8, 1998. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 1998 Annual Meeting of Stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the 1998 Annual Meeting of Stockholders and any material interest of the stockholder in such business. The presiding officer of the 1998 Annual Meeting of Stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 1998 Annual Meeting of Stockholders will not be considered.

OTHER BUSINESS

     The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice of 1997 Annual Meeting of Stockholders enclosed herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of a majority in interest of the Stockholders present in person or by proxy at the Annual Meeting, provided a quorum is present or such greater vote as may be required under the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws or the General Corporation Law of the State of Delaware.

                                            By order of the Board of Directors,


                                            /s/ G. Robert Fisher
                                            G. Robert Fisher
                                            Secretary

Staunton, Virginia
April 17, 1997

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

--------------------------------------------------------------------------------
PROXY                     AMERICAN SAFETY RAZOR COMPANY                    PROXY
                  P.O. BOX 500, STAUNTON, VIRGINIA 24402-0500
                   PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder(s) hereby appoint(s) William C. Weathersby and Thomas H. Quinn, and each of them, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes them to represent and to vote all of the shares of Common Stock of American Safety Razor Company held of record as of March 31, 1997 which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Safety Razor Company to be held on May 20, 1997 at the Holiday Inn, I-81 and the Woodrow Wilson Parkway, Staunton, Virginia, at 10:00 AM local time, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSAL 2 AND PROPOSAL 3.

1. ELECTION OF DIRECTORS
      [ ] FOR all nominees listed below                           [ ] WITHHOLD AUTHORITY to vote for all
          (except as marked to the contrary below)                    nominees listed below
      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
      THE LIST BELOW.)
             THOMAS H. QUINN                           JOHN W. JORDAN II                           D. PATRICK CURRAN
2.    APPROVAL OF AN AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON
      STOCK RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES
                                     [ ] FOR            [ ] AGAINST            [ ] ABSTAIN
3.    RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY
                                     [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                 (continued, and to be signed, on reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          (continued from other side)

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS ANNUAL MEETING OF STOCKHOLDERS.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3.

                                                  Please sign exactly as the
                                                  name appears on your stock
                                                  certificate. When shares are
                                                  held by joint tenants, both
                                                  should sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give title as
                                                  such. When signing as a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If you sign for a
                                                  partnership, please sign in
                                                  partnership name by an
                                                  authorized person.

                                                  Dated: _______________, 1997

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature (if held jointly)

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

--------------------------------------------------------------------------------